Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay L. Kim and Janet M. Quick, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S‑3, and any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) thereto, registering the offer and sale of up to 440,000 shares of common stock, $1.00 par value, of Heartland Financial USA, Inc. pursuant to the Dividend Reinvestment and Stock Purchase Plan, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, this Power of Attorney has been signed below as of this 8th day of August, 2022 by the following persons:

Signature	Title

/s/ Bruce K. Lee	President, Chief Executive Officer and Director (principal executive officer and duly authorized officer)
Bruce K. Lee

/s/ John K. Schmidt	Chairman
John K. Schmidt

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer)
Bryan R. McKeag

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)
Janet M. Quick

/s/ Robert B. Engel	Director
Robert B. Engel

/s/ Thomas L. Flynn	Director
Thomas L. Flynn

/s/ Lynn B. Fuller	Director
Lynn B. Fuller

/s/ Jennifer K. Hopkins	Director
Jennifer K. Hopkins

/s/ Christopher S. Hylen	Director
Christopher S. Hylen

/s/ Susan G. Murphy	Director
Susan G. Murphy

/s/ Martin J. Schmitz	Director
Martin J. Schmitz

/s/ Duane E. White	Director
Duane E. White

/s Kathryn Unger Graves	Director
Kathryn Unger Graves